UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 9, 2026

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas AND Virginia	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock No Par Value	ATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2026, Atmos Energy Corporation (“Atmos Energy”) completed a public offering of $700 million aggregate principal amount of its 6.000% Senior Notes due 2036 (the “Notes”). The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-283563) of Atmos Energy and the Prospectus Supplement dated October 6, 2026, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on October 8, 2026. Atmos Energy received net proceeds from the offering, after the underwriting discount and estimated offering expenses payable by it, of approximately $691.4 million.

The Notes were issued pursuant to an indenture dated as of March 26, 2009 (the “Base Indenture”) between Atmos Energy and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), and an officers’ certificate delivered to the Trustee pursuant to Section 301 of the Base Indenture (the “Officers’ Certificate,” and the Base Indenture, as modified by the Officers’ Certificate, is referred to herein as the “Indenture”). The Notes are represented by two global securities executed by Atmos Energy on October 9, 2026 (the “Global Securities”). The Notes are unsecured senior obligations that rank equally in right of payment with all of Atmos Energy’s other existing and future unsubordinated debt. The Notes bear interest at an annual rate of 6.000%, payable by Atmos Energy on May 15 and November 15 of each year, beginning on May 15, 2027, and mature on November 15, 2036.

Atmos Energy may redeem the Notes at its option at any time or from time to time, in whole or in part, at the redemption prices calculated in accordance with the Indenture. The Indenture includes covenants that limit the ability of Atmos Energy and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) grant specified liens, (ii) engage in specified sale and leaseback transactions, (iii) consolidate or merge with or into other companies or (iv) sell all or substantially all of Atmos Energy’s assets. The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture. The Indenture provides for events of default, including (i) interest payment defaults, (ii) breaches of covenants, (iii) certain payment defaults at final maturity or acceleration of other indebtedness and (iv) the occurrence of events of bankruptcy, insolvency or reorganization. If any event of default occurs and is continuing, subject to certain exceptions, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest.

The above descriptions are qualified in their entirety by reference to the text of the Base Indenture, the Officers’ Certificate, and the Global Securities. The Base Indenture has been previously filed, the Officers’ Certificate is filed as Exhibit 4.2, and the Global Securities are filed as Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1	Indenture dated as of March 26, 2009, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated March 26, 2009 (File No. 1-10042).

4.2	Officers’ Certificate dated October 9, 2026

4.3	Global Security for the 6.000% Senior Notes due 2036

4.4	Global Security for the 6.000% Senior Notes due 2036

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 9, 2026	By:	/s/ Richard M. Thomas
Richard M. Thomas
Vice President, Financial Services and Treasurer